Exhibit 99.1

FOR IMMEDIATE RELEASE

July 30, 2020

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS FOURTH QUARTER AND FISCAL YEAR END 2020 OPERATING RESULTS

Fairfield, New Jersey, July 30, 2020 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended June 30, 2020 of $13.7 million, or $0.17 per diluted share. The results represent an increase of $4.4 million compared to $9.3 million, or $0.11 per diluted share, for the quarter ended March 31, 2020.

For the fiscal year ended June 30, 2020, the Company reported net income of $45.0 million representing an increase of $2.9 million compared to $42.1 million for the fiscal year ended June 30, 2019. The increase in net income reflected a 20% increase in earnings per diluted share to $0.55 for the year ended June 30, 2020 from $0.46 for the year ended June 30, 2019.

Craig L. Montanaro, President and Chief Executive Officer, commented, “I am proud to report that we achieved record earnings for both the quarter and the fiscal year, while making significant progress towards our long-term strategic goal of improving our funding mix. During fiscal 2020, our retail deposits increased by $517 million, or 14%, reflecting a $647 million, or 33%, increase in core non-maturity deposits. This success enabled us to reduce our wholesale funding by $381 million, with such balances representing 22% of total funding at June 30, 2020 from 30% one year earlier.”

The Company had previously announced the successful closing of its acquisition of MSB Financial Corp. (NASDAQ: MSBF) (“MSB”) and its subsidiary, Millington Bank (“Millington”) on July 10, 2020. Regarding the acquisition, Mr. Montanaro commented, “In conjunction with announcing our year-end results, I would also like to welcome the Millington employees, clients and stockholders to the Kearny family. Having successfully converted and integrated MSB’s core and online banking systems concurrent with the acquisition’s closing, we are now focused on supporting and strengthening our relationships with Millington’s existing clients, while further enhancing our presence in the very desirable New Jersey markets located within Somerset and Morris counties.”

With regard to the recent challenges presented by the COVID-19 pandemic, Mr. Montanaro further stated, “We continue to focus on the various ways in which we can assist our clients who have been adversely impacted by COVID-19, including those clients who recently joined us from Millington. While we recognize that significant economic uncertainty lies ahead, we believe that our combined balance sheets are well positioned for such an environment. We ended fiscal 2020 on exceptionally strong footing with a tangible equity ratio of 13.29%, loan loss reserves totaling $37 million and liquid assets of $1.6 billion, which are further supported by over $2.6 billion of available borrowing capacity.”

Balance Sheet

•

For the quarter and the year ended June 30, 2020, the Company succeeded in significantly growing core retail deposits which facilitated the outflow of wholesale deposits.  For the quarter ended June 30, 2020, deposits increased by $177.0 million to $4.43 billion from $4.25 billion at March 31, 2020. Such growth was attributable to an increase of $224.9 million in retail deposits that was partially offset by a decline of $47.8 million in wholesale deposits.  For the year ended June 30, 2020, deposits increased by $282.6 million to $4.43 billion from $4.15 billion at June 30, 2019.  The year-over-year growth in deposits was attributable to an increase of $517.4 million in retail deposits that was partially offset by a $234.8 million decrease in wholesale deposits.

•

Loans receivable decreased by $64.1 million to $4.50 billion at June 30, 2020 from $4.56 billion at March 31, 2020.  The decrease in loans receivable was attributable to a decrease in loan origination volume coupled with the acceleration of loan pre-payment activity, as compared to the prior quarter.  For the quarter ended June 30, 2020, the Company originated 749 loans totaling $69.0 million under the Payroll Protection Program (“PPP”) and recorded deferred origination fees related to such loans totaling $2.9 million.  For the year ended June 30, 2020, the Company’s aggregate loan portfolio decreased by $180.5 million, or 3.9%, from $4.68 billion, at June 30, 2019.

•

Investment securities decreased by $92.7 million to $1.42 billion, or 21.0% of total assets, at June 30, 2020 from $1.51 billion at March 31, 2020.  For the year ended June 30, 2020, the securities portfolio increased by $127.3 million from $1.29 billion, or 19.5% of total assets, at June 30, 2019.

•

Borrowings decreased by $210.9 million to $1.17 billion, or 17.4% of total assets, at June 30, 2020 from $1.38 billion at March 31, 2020.  For the year ended June 30, 2020, borrowings decreased $148.8 million from $1.32 billion at June 30, 2019.  The decrease in borrowings for the quarter and year ended June 30, 2020 reflected the Company’s continuing effort to reallocate its funding mix in favor of core deposits.

Earnings

Net Interest Income, Spread and Margin

•

For the quarter ended June 30, 2020, net interest income increased by $2.9 million to $40.5 million from $37.6 million for the quarter ended March 31, 2020.  The increase in net interest income was the result of a decrease of $4.3 million in interest expense, partially offset by a $1.4 million decrease in interest income between comparative periods.  For the year ended June 30, 2020, net interest income decreased by $6.0 million to $149.4 million from $155.3 million for the year ended June 30, 2019.  The decrease in net interest income was the result of a decrease of $4.1 million in interest income and an increase of $1.8 million in interest expense.

•

For the quarter ended June 30, 2020, net interest spread increased by 20 basis points to 2.43% while net interest margin increased by 16 basis points to 2.62%. These increases primarily reflected a decrease in the cost of interest-bearing liabilities partially offset by a decrease in the yield on interest-earning assets. Contributing approximately eight basis points to the quarterly increase in net interest margin was a temporary mismatch in the relationship between three-month LIBOR and three-month FHLB advance rates which favorably impacted the net cost of the Company’s portfolio of hedged FHLB advances. Specifically, the average historical spread between these two rates over the five-year period ended June 30, 2020 was approximately one basis point.  However, that spread increased to 94 basis points on April 1, 2020 reflecting significant market volatility arising at outset of the COVID-19 pandemic. The mismatch between the noted three-month rate indices declined throughout the quarter, ending at 14 basis points at June 30, 2020.

•

For the year ended June 30, 2020, net interest rate spread decreased by nine basis points to 2.22% while net interest margin decreased 11 basis points to 2.45%.  These decreases primarily reflected a decrease in the yield on interest-earning assets coupled with an increase in the cost of interest-bearing liabilities.

•

For the quarter ended June 30, 2020, the yield on interest-earning assets decreased by 12 basis points to 3.72% which was largely attributable to a 9 basis point decrease in the yield on loans and a 14 basis point decrease in the yield on taxable investment securities.  For that same period, the cost of interest-bearing liabilities decreased by 32 basis points to 1.29% which was attributable to a 23 basis point decrease in the cost of interest-bearing deposits coupled with a 61 basis point decrease in the cost of borrowings.

•

For the year ended June 30, 2020, the yield on interest-earning assets decreased by eight basis points to 3.83% which was largely attributable to a three basis point decrease in the yield on loans, coupled with a 14 basis point decrease in the yield on taxable investment securities. For that same period, the cost of interest-bearing liabilities increased by one basis point to 1.61% which was attributable to an 11 basis point increase in the cost of interest-bearing deposits partially offset by a 24 basis point decrease in the cost of borrowings.

Non-Interest Income

•

Fees and service charges totaled $1.7 million for the quarter ended June 30, 2020 compared to $1.3 million for the quarter ended March 31, 2020.  The increase was largely attributable to an increase of $518,000 in loan pre-payment penalty income to $1.4 million for the quarter ended June 30, 2020.  For the year ended June 30, 2020 fees and service charges increased by $1.2 million to $6.6 million from $5.4 million for the year ended June 30, 2019 which was largely attributable to an increase of $1.1 million in loan pre-payment penalty income to $4.6 million for the year ended June 30, 2020.

•

Gains on sales and calls of securities totaled $19,000 for the quarter ended June 30, 2020 compared to $2.2 million for the quarter ended March 31, 2020.  For the year ended June 30, 2020 gains on sales of securities totaled $2.3 million compared to a net loss of $323,000 for the year ended June 30, 2019. These variances were largely attributable to the gain on sale of securities recognized in conjunction with a wholesale restructuring transaction executed during the quarter ended March 31, 2020.

•

Loan sale gains achieved record levels, totaling $1.3 million for the quarter ended June 30, 2020 as compared to $565,000 for the quarter ended March 31, 2020. Such gains totaled $3.2 million and $580,000 for the years ended June 30, 2020 and June 30, 2019, respectively. The increase in loan sale gains primarily reflected an increase in the volume of residential mortgage loans sold during those periods.

Non-Interest Expense

•

Non-interest expense decreased by $1.2 million to $26.9 million for the quarter ended June 30, 2020 compared to $28.1 million for the quarter ended March 31, 2020.  This decrease was largely attributable to $2.2 million of non-recurring debt extinguishment expenses recognized in the prior comparative period. The remaining change in non-interest expense included increases in equipment and systems expense, advertising and marketing expense, FDIC insurance premiums, non-recurring merger-related expenses and miscellaneous expense.

•

For the year ended June 30, 2020, non-interest expense decreased by $1.6 million to $107.6 million from $109.2 million for the year ended June 30, 2019. This decrease was largely attributable to $1.7 million of non-recurring branch consolidation expenses recognized in the prior comparative period.  The remaining change in non-interest expense included decreases in salaries and employee benefits, equipment and systems expense, advertising and marketing expense and FDIC insurance premiums.  Partially offsetting these decreases were increases to non-recurring debt-extinguishment expenses and non-recurring merger-related expenses totaling $2.2 million and $951,000, respectively, which were recognized during the current year ended June 30, 2020.

•

The Company’s non-interest expense ratio totaled 1.59% for the quarter ended June 30, 2020 compared to 1.67% for the quarter ended March 31, 2020.  For the year ended June 30, 2020, the Company’s non-interest expense ratio totaled 1.61% compared to 1.64% for the prior year ended June 30, 2019.

•

The Company’s efficiency ratio was 59.2% for the quarter ended June 30, 2020 compared to 64.1% for the prior quarter ended March 31, 2020.  For the year ended June 30, 2020, the Company’s efficiency ratio totaled 63.7% compared to 64.7% for the prior year ended June 30, 2019.

Income Taxes

•

Income tax expense totaled $4.7 million for the quarter ended June 30, 2020 compared to $225,000 for the quarter ended March 31, 2020, resulting in effective tax rates of 25.6% and 2.4%, respectively. For the year ended June 30, 2020, income tax expense was $12.3 million compared to $13.9 million for the year ended June 30, 2019 resulting in effective tax rates of 21.5% and 24.8%, respectively.

•

The increase in income tax expense and effective tax rate for the quarter ended June 30, 2020 reflected certain income tax benefits recorded in the prior comparative period, including a $1.6 million carryback of net operating losses and the reversal of tax valuation allowances totaling $591,000. In addition, a comparatively higher level of pre-tax net income, as compared to the prior period, resulted in a comparatively higher provision for income tax expense.  The decrease in income tax expense and effective tax rate for the year ended June 30, 2020 primarily reflected income tax benefits recorded during the year ended June 30, 2020, as noted above.

Performance Ratios

•

Return on average assets for the quarter ended June 30, 2020 increased to 0.81% from 0.55% for the quarter ended March 31, 2020.  For the year ended June 30, 2020, the return on average assets increased to 0.67% from 0.63% for the prior year ended June 30, 2019.

•

Return on average equity increased to 5.08% for the quarter ended June 30, 2020 from 3.39% for the quarter ended March 31, 2020 while return on average tangible equity increased to 6.35% from 4.23% for those same comparative periods, respectively.  For the year ended June 30, 2020, return on average equity increased to 4.10% from 3.52% for the prior year ended June 30, 2019 while return on average tangible equity increased to 5.10% from 4.30% for those same comparative periods, respectively.

Asset Quality

•

The outstanding balance of non-performing loans totaled $36.7 million, or 0.82% of total loans, at June 30, 2020 compared to $35.4 million, or 0.78% of total loans, at March 31, 2020 and $20.3 million, or 0.43% of total loans, at June 30, 2019.  The $16.4 million increase in nonperforming loans for the year ended June 30, 2020 was primarily attributable to a single, $14.3 million, owner-occupied commercial real estate loan which was placed on non-accrual status during the quarter ended March 31, 2020.  This loan is secured by a grocery-anchored retail shopping center located in northern New Jersey and has a current loan-to-value of approximately 69%.

•

Based on Section 4013 of the CARES Act and the related guidance promulgated by federal banking regulators, qualifying short-term loan modifications resulting in payment deferrals for up to six months that are attributable to the adverse impact of COVID-19, are not considered to be troubled debt restructurings. Consequently, loans subject to such payment deferrals are reported as current with regard to payment status and continue to accrue interest during the payment deferral period. As of June 30, 2020, the Company had modified a total of 711 loans with an aggregate principal balance of $781.3 million, representing 17.2% of total loans. Further details regarding these modifications are provided in the table below. As of June 30, 2020, 351 of the modified loans with an aggregate principal balance of $374.9 million had reached the expiration of their initial three-month deferral period.  Of these loans, 71.4%, or $267.9 million, had returned to their regular payment schedules by July 27, 2020.  Through that same date, 24.5%, or $91.6 million had been granted a second 90-day extension while the remaining 4.1%, or $15.4 million, had not yet made their July payment.

	June 30, 2020		May 4, 2020 (1)		Increase/(Decrease)
	# of Loans	Balance	# of Loans	Balance	# of Loans	Balance
		(In Thousands)		(In Thousands)		(In Thousands)
Commercial loans:
Multi-family mortgage	136	$387,744	93	$269,219	43	$118,525
Nonresidential mortgage	131	237,384	120	216,833	11	20,551
Commercial business	54	10,450	46	6,770	8	3,680
Construction	1	796	1	796	-	-
Total commercial loans	322	636,374	260	493,618	62	142,756

Residential mortgage	345	141,890	305	126,647	40	15,243
						-
Consumer loans:						-
Home equity loans	44	3,014	37	2,409	7	605

Total loans	711	$781,278	602	$622,674	109	$158,604

(1)	Certain historical data presented as of May 4, 2020 has been reclassified to be consistent with the current period presentation.

•

In addition to the loans reported above, the Company acquired 144 loans with aggregate principal balances of $114.8 million in conjunction with the Company’s acquisition of MSB on July 10, 2020 that had been previously modified in accordance with the guidance discussed above.

•

Net charge offs totaled $38,000 for the quarter ended June 30, 2020 compared to $16,000 for the quarter ended March 31, 2020 reflecting an annualized net charge off rate of 0.00% for both comparative periods.  For the year ended June 30, 2020, the Company recognized net charge offs totaling $144,000 reflecting an annualized net charge off rate of 0.00% on the average balance of total loans for the fiscal year.  By comparison, for the year ended June 30, 2019, the Company recognized net charge offs totaling $1.1 million reflecting an annualized net charge off rate of 0.02% on the average balance of total loans for fiscal 2019.

•

For the quarter ended June 30, 2020 the Company recorded a provision for loan losses of $174,000.  The provision expense for the period partly reflected an increase of $935,000 in the allowance for loan losses resulting from increases in certain environmental loss factors reflecting estimated incurred losses specifically attributable to the continuing adverse impact of COVID-19.  That increase was largely offset by the effects of a decrease in the overall balance of the portion of the loan portfolio that was collectively evaluated for impairment at June 30, 2020.  By comparison, the provision for loan losses for the prior quarter ended March 31, 2020 totaled $6.3 million.  The provision expense during the prior comparative quarter reflected an estimate of approximately $5.5 million of incurred losses specifically attributable to the adverse impact of COVID-19.  The remaining portion of the provision during the earlier comparative period was largely attributable to the effects of an increase in the overall balance of the portion of the loan portfolio that was collectively evaluated for impairment during that period.

•

For the year ended June 30, 2020, the Company recorded a provision for loan losses of $4.2 million, reflecting an increase of $641,000 from $3.6 million for the year ended June 30, 2019. The increase largely reflected increases to environmental loss factors associated with the adverse impact of COVID-19 that was partially offset by the effects of lower growth during the year ended June 30, 2020 in the balance of the portion of the loan portfolio that was collectively evaluated for impairment compared to that of the prior year ended June 30, 2019.

•

The allowance for loan losses (“ALLL”) increased to $37.3 million, or 0.82% of total loans, at June 30, 2020 from $37.2 million, or 0.81% of total loans, at March 31, 2020.  For the year ended June 30, 2020, the allowance for loan losses increased by $4.1 million from $33.3 million, or 0.70% of total loans, at June 30, 2019. Excluding the balance of acquired loans, which generally do not carry an ALLL, the ALLL as a percentage of non-acquired loans at June 30, 2020 and June 30, 2019 totaled 1.03% and .91%, respectively.  As of June 30, 2020, the balance of acquired loans totaled $923.9 million, had remaining purchase accounting discounts of $43.1 million, or 4.67% of the applicable outstanding balance, with no associated ALLL. As the Company operates on a non-calendar fiscal year, as of June 30, 2020, it had not yet adopted Accounting Standards Update 2016-13, also known as the Current Expected Credit Loss (“CECL”) standard.

Liquidity & Capital

•

The Company maintains significant sources of both on- and off-balance sheet liquidity.  At June 30, 2020, the Company’s liquid assets included $181.0 million of short-term cash and equivalents supplemented by $1.39 billion of investment securities classified as available for sale which can be readily sold or pledged as collateral, if necessary.  In addition, the Company had the capacity to borrow additional funds totaling $615.0 million via unsecured lines of credit and $1.53 billion and $318.7 million, without pledging additional collateral, from the Federal Home Loan Bank of New York and Federal Reserve Bank, respectively.

•

On March 25, 2020 the Company temporarily suspended its stock repurchase program due to the risks and uncertainties associated with the COVID-19 pandemic. Through June 30, 2020, the Company repurchased 8,457,294 shares, or 91.7% of the shares authorized for repurchase under the current repurchase program, at a cost of $111.1 million, or an average of $13.14 per share.

•

For the quarter ended June 30, 2020, the Company maintained its regular quarterly cash dividend paid to stockholders of $0.08 per share.  For the year ended June 30, 2020, total cash dividends paid to stockholders totaled $0.29 per share.

•

For the quarter ended June 30, 2020, book value per share increased by $0.17 to $12.96 at June 30, 2020 while tangible book value per share increased by $0.18 to $10.39 at June 30, 2020.  For the year ended June 30, 2020, book value per share increased by $0.31 to $12.96 at June 30, 2020 while tangible book value per share increased by $0.17 to $10.39 at June 30, 2020.

•

At June 30, 2020 the Tier 1 leverage ratios of the Company and the Bank were 13.27% and 11.95%, respectively.  The remainder of the Company’s and Bank’s regulatory capital ratios at June 30, 2020 were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet	At			Variance
(Dollars and Shares in Thousands,	June 30,	March 31,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2020	or Change	Pct.
Assets
Cash and cash equivalents	$180,967	$59,452	$121,515	204.4%
Securities available for sale	1,385,703	1,476,344	(90,641)	-6.1%
Securities held to maturity	32,556	34,618	(2,062)	-6.0%
Loans held-for-sale	20,789	11,245	9,544	84.9%
Loans receivable, including yield adjustments	4,498,397	4,562,512	(64,115)	-1.4%
Less allowance for loan losses	(37,327)	(37,191)	(136)	0.4%
Net loans receivable	4,461,070	4,525,321	(64,251)	-1.4%
Premises and equipment	57,389	58,985	(1,596)	-2.7%
Federal Home Loan Bank stock	58,654	59,324	(670)	-1.1%
Accrued interest receivable	17,373	19,036	(1,663)	-8.7%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	3,995	4,242	(247)	-5.8%
Bank owned life insurance	262,380	260,843	1,537	0.6%
Deferred income taxes, net	25,480	27,150	(1,670)	-6.2%
Other real estate owned	178	178	-	0.0%
Other assets	40,746	26,200	14,546	55.5%
Total assets	$6,758,175	$6,773,833	$(15,658)	-0.2%

Liabilities
Deposits	$4,430,282	$4,253,254	$177,028	4.2%
Borrowings	1,173,165	1,384,025	(210,860)	-15.2%
Advance payments by borrowers for taxes	16,569	16,492	77	0.5%
Other liabilities	53,982	50,390	3,592	7.1%
Total liabilities	5,673,998	5,704,161	(30,163)	-0.5%

Stockholders' Equity
Common stock	837	837	-	0.0%
Paid-in capital	722,871	721,474	1,397	0.2%
Retained earnings	387,911	380,671	7,240	1.9%
Unearned ESOP shares	(28,699)	(29,185)	486	-1.7%
Accumulated other comprehensive (loss) income, net	1,257	(4,125)	5,382	-130.5%
Total stockholders' equity	1,084,177	1,069,672	14,505	1.4%
Total liabilities and stockholders' equity	$6,758,175	$6,773,833	$(15,658)	-0.2%

Consolidated capital ratios
Equity to assets	16.04%	15.79%	0.25%
Tangible equity to tangible assets	13.29%	13.03%	0.26%

Share data
Outstanding shares	83,663	83,664	(1)	0.0%
Book value per share	$12.96	$12.79	$0.17	1.3%
Tangible book value per share (1)	$10.39	$10.21	$0.18	1.8%

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the three months ended			Variance
(Dollars and Shares in Thousands,	June 30,	March 31,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2020	or Change	Pct.
Interest income
Loans	$46,192	$46,603	$(411)	-0.9%
Taxable investment securities	9,769	10,526	(757)	-7.2%
Tax-exempt investment securities	487	547	(60)	-11.0%
Other interest-earning assets	903	1,100	(197)	-17.9%
Total Interest Income	57,351	58,776	(1,425)	-2.4%

Interest expense
Deposits	12,439	14,768	(2,329)	-15.8%
Borrowings	4,462	6,398	(1,936)	-30.3%
Total interest expense	16,901	21,166	(4,265)	-20.2%
Net interest income	40,450	37,610	2,840	7.6%
Provision for loan losses	174	6,270	(6,096)	-97.2%
Net interest income after provision for loan losses	40,276	31,340	8,936	28.5%

Non-interest income
Fees and service charges	1,696	1,338	358	26.8%
Gain on sale and call of securities	19	2,234	(2,215)	-99.1%
Gain on sale of loans	1,348	565	783	138.6%
Loss on sale and write down of other real estate owned	-	-	-	0.0%
Income from bank owned life insurance	1,537	1,532	5	0.3%
Electronic banking fees and charges	325	309	16	5.2%
Miscellaneous	77	223	(146)	-65.5%
Total non-interest income	5,002	6,201	(1,199)	-19.3%

Non-interest expense
Salaries and employee benefits	15,527	15,537	(10)	-0.1%
Net occupancy expense of premises	2,688	2,685	3	0.1%
Equipment and systems	2,948	2,672	276	10.3%
Advertising and marketing	751	612	139	22.7%
Federal deposit insurance premium	286	-	286	0.0%
Directors' compensation	769	771	(2)	-0.3%
Merger-related expenses	447	285	162	56.8%
Debt extinguishment expenses	-	2,156	(2,156)	-100.0%
Miscellaneous	3,475	3,344	131	3.9%
Total non-interest expense	26,891	28,062	(1,171)	-4.2%
Income before income taxes	18,387	9,479	8,908	94.0%
Income taxes	4,698	225	4,473	1988.0%
Net income	$13,689	$9,254	$4,435	47.9%

Net income per common share (EPS)
Basic	$0.17	$0.11	$0.06
Diluted	$0.17	$0.11	$0.06

Dividends declared
Cash dividends declared per common share	$0.08	$0.08	$-
Cash dividends declared	$6,449	$6,479	$(30)
Dividend payout ratio	47.1%	70.0%	-22.9%

Weighted average number of common shares outstanding
Basic	80,678	81,339	(661)
Diluted	80,680	81,358	(678)

	For the three months ended			Variance
Average Balance Sheet Data	June 30,	March 31,	Variance	or Change
(Dollars in Thousands, Unaudited)	2020	2020	or Change	Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,567,229	$4,503,996	$63,233	1.4%
Taxable investment securities	1,369,014	1,406,973	(37,959)	-2.7%
Tax-exempt investment securities	89,263	101,771	(12,508)	-12.3%
Other interest-earning assets	141,964	104,241	37,723	36.2%
Total interest-earning assets	6,167,470	6,116,981	50,489	0.8%
Non-interest-earning assets	605,876	598,335	7,541	1.3%
Total assets	$6,773,346	$6,715,316	$58,030	0.9%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,189,044	$1,112,080	$76,964	6.9%
Savings	876,580	838,501	38,079	4.5%
Certificates of deposit	1,879,039	2,004,785	(125,746)	-6.3%
Total interest-bearing deposits	3,944,663	3,955,366	(10,703)	-0.3%
Borrowings:
Federal Home Loan Bank advances	1,202,522	1,208,627	(6,105)	-0.5%
Other borrowings	96,770	87,072	9,698	11.1%
Total borrowings	1,299,292	1,295,699	3,593	0.3%
Total interest-bearing liabilities	5,243,955	5,251,065	(7,110)	-0.1%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	380,067	317,530	62,537	19.7%
Other non-interest-bearing liabilities	72,007	55,456	16,551	29.8%
Total non-interest-bearing liabilities	452,074	372,986	79,088	21.2%
Total liabilities	5,696,029	5,624,051	71,978	1.3%
Stockholders' equity	1,077,317	1,091,265	(13,948)	-1.3%
Total liabilities and stockholders' equity	$6,773,346	$6,715,316	$58,030	0.9%

Average interest-earning assets to average interest-bearing liabilities	117.61%	116.49%	1.12%	1.0%

	For the three months ended
	June 30,	March 31,	Variance
Performance Ratio Highlights	2020	2020	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.05%	4.14%	-0.09%
Taxable investment securities	2.85%	2.99%	-0.14%
Tax-exempt investment securities (1)	2.18%	2.15%	0.03%
Other interest-earning assets	2.54%	4.22%	-1.68%
Total interest-earning assets	3.72%	3.84%	-0.12%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.72%	1.17%	-0.45%
Savings	0.81%	0.85%	-0.04%
Certificates of deposit	1.82%	1.94%	-0.12%
Total interest-bearing deposits	1.26%	1.49%	-0.23%
Borrowings:
Federal Home Loan Bank advances	1.47%	2.03%	-0.56%
Other borrowings	0.13%	1.17%	-1.04%
Total borrowings	1.37%	1.98%	-0.61%
Total interest-bearing liabilities	1.29%	1.61%	-0.32%

Interest rate spread (2)	2.43%	2.23%	0.20%
Net interest margin (3)	2.62%	2.46%	0.16%

Non-interest income to average assets (annualized)	0.30%	0.37%	-0.07%
Non-interest expense to average assets (annualized)	1.59%	1.67%	-0.08%

Efficiency ratio (4)	59.16%	64.05%	-4.89%

Return on average assets (annualized)	0.81%	0.55%	0.26%
Return on average equity (annualized)	5.08%	3.39%	1.69%
Return on average tangible equity (annualized) (5)	6.35%	4.23%	2.12%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Year-to-Year Comparative Financial Analysis

Summary Balance Sheet	At			Variance
(Dollars and Shares in Thousands,	June 30,	June 30,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2019	or Change	Pct.
Assets
Cash and cash equivalents	$180,967	$38,935	$142,032	364.8%
Securities available for sale	1,385,703	714,263	671,440	94.0%
Securities held to maturity	32,556	576,652	(544,096)	-94.4%
Loans held-for-sale	20,789	12,267	8,522	69.5%
Loans receivable, including yield adjustments	4,498,397	4,678,928	(180,531)	-3.9%
Less allowance for loan losses	(37,327)	(33,274)	(4,053)	12.2%
Net loans receivable	4,461,070	4,645,654	(184,584)	-4.0%
Premises and equipment	57,389	56,854	535	0.9%
Federal Home Loan Bank of New York stock	58,654	64,190	(5,536)	-8.6%
Accrued interest receivable	17,373	19,360	(1,987)	-10.3%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	3,995	5,160	(1,165)	-22.6%
Bank owned life insurance	262,380	256,155	6,225	2.4%
Deferred income tax assets, net	25,480	25,367	113	0.4%
Other real estate owned	178	-	178	0.0%
Other assets	40,746	9,077	31,669	348.9%
Total assets	$6,758,175	$6,634,829	$123,346	1.9%

Liabilities
Deposits	$4,430,282	$4,147,610	$282,672	6.8%
Borrowings	1,173,165	1,321,982	(148,817)	-11.3%
Advance payments by borrowers for taxes	16,569	16,887	(318)	-1.9%
Other liabilities	53,982	21,191	32,791	154.7%
Total liabilities	5,673,998	5,507,670	166,328	3.0%

Stockholders' Equity
Common stock	$837	$891	$(54)	-6.1%
Paid-in capital	722,871	787,394	(64,523)	-8.2%
Retained earnings	387,911	366,679	21,232	5.8%
Unearned ESOP shares	(28,699)	(30,644)	1,945	-6.3%
Accumulated other comprehensive income, net	1,257	2,839	(1,582)	-55.7%
Total stockholders' equity	1,084,177	1,127,159	(42,982)	-3.8%
Total liabilities and stockholders' equity	$6,758,175	$6,634,829	$123,346	1.9%

Consolidated capital ratios
Equity to assets	16.04%	16.99%	-0.95%
Tangible equity to tangible assets	13.29%	14.19%	-0.90%

Share data
Outstanding shares	83,663	89,126	(5,463)	-6.1%
Book value per share	$12.96	$12.65	$0.31	2.5%
Tangible book value per share (1)	$10.39	$10.22	$0.17	1.7%

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the year ended			Variance
(Dollars and Shares in Thousands,	June 30,	June 30,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2019	or Change	Pct.
Interest income
Loans	$187,003	$192,386	$(5,383)	-2.8%
Taxable investment securities	39,321	37,213	2,108	5.7%
Tax-exempt investment securities	2,393	2,839	(446)	-15.7%
Other interest-earning assets	4,491	4,895	(404)	-8.3%
Total Interest Income	233,208	237,333	(4,125)	-1.7%

Interest expense
Deposits	58,852	52,511	6,341	12.1%
Borrowings	25,002	29,509	(4,507)	-15.3%
Total interest expense	83,854	82,020	1,834	2.2%
Net interest income	149,354	155,313	(5,959)	-3.8%
Provision for loan losses	4,197	3,556	641	18.0%
Net interest income after provision for loan losses	145,157	151,757	(6,600)	-4.3%

Non-interest income
Fees and service charges	6,647	5,445	1,202	22.1%
Gain (loss) on sale and call of securities	2,250	(323)	2,573	796.6%
Gain on sale of loans	3,186	580	2,606	449.3%
Loss on sale of real estate owned	(28)	(11)	(17)	154.5%
Income from bank owned life insurance	6,225	6,339	(114)	-1.8%
Electronic banking fees and charges	1,245	1,050	195	18.6%
Miscellaneous	194	475	(281)	-59.2%
Total non-interest income	19,719	13,555	6,164	45.5%

Non-interest expense
Salaries and employee benefits	62,015	63,029	(1,014)	-1.6%
Net occupancy expense of premises	11,424	11,220	204	1.8%
Equipment and systems	11,755	12,273	(518)	-4.2%
Advertising and marketing	2,788	3,051	(263)	-8.6%
Federal deposit insurance premium	286	1,779	(1,493)	-83.9%
Directors' compensation	3,079	3,044	35	1.1%
Merger-related expenses	951	-	951	0.0%
Debt extinguishment expenses	2,156	-	2,156	0.0%
Miscellaneous	13,170	14,847	(1,677)	-11.3%
Total non-interest expense	107,624	109,243	(1,619)	-1.5%
Income before income taxes	57,252	56,069	1,183	2.1%
Income taxes	12,287	13,927	(1,640)	-11.8%
Net income	$44,965	$42,142	$2,823	6.7%

Net income per common share (EPS)
Basic	$0.55	$0.46	$0.09
Diluted	$0.55	$0.46	$0.09

Dividends declared
Cash dividends declared per common share	$0.29	$0.37	$(0.08)
Cash dividends declared	$23,733	$34,028	$(10,295)
Dividend payout ratio	52.8%	80.7%	-28.0%

Weighted average number of common shares outstanding
Basic	82,409	91,054	(8,645)
Diluted	82,430	91,100	(8,670)

	For the year ended			Variance
Average Balance Sheet Data	June 30,	June 30,	Variance	or Change
(Dollars in Thousands, Unaudited)	2020	2019	or Change	Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,568,816	$4,669,436	$(100,620)	-2.2%
Taxable investment securities	1,291,516	1,171,335	120,181	10.3%
Tax-exempt investment securities	111,477	134,489	(23,012)	-17.1%
Other interest-earning assets	122,278	101,595	20,683	20.4%
Total interest-earning assets	6,094,087	6,076,855	17,232	0.3%
Non-interest-earning assets	595,158	582,838	12,320	2.1%
Total assets	$6,689,245	$6,659,693	$29,552	0.4%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,041,188	$796,815	$244,373	30.7%
Savings	831,832	761,203	70,629	9.3%
Certificates of deposit	2,032,046	2,194,513	(162,467)	-7.4%
Total interest-bearing deposits	3,905,066	3,752,531	152,535	4.1%
Borrowings:
Federal Home Loan Bank Advances	1,236,139	1,305,171	(69,032)	-5.3%
Other borrowings	56,957	54,152	2,805	5.2%
Total borrowings	1,293,096	1,359,323	(66,227)	-4.9%
Total interest-bearing liabilities	5,198,162	5,111,854	86,308	1.7%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	334,522	312,169	22,353	7.2%
Other non-interest-bearing liabilities	60,236	39,048	21,188	54.3%
Total non-interest-bearing liabilities	394,758	351,217	43,541	12.4%
Total liabilities	5,592,920	5,463,071	129,849	2.4%
Stockholders' equity	1,096,325	1,196,622	(100,297)	-8.4%
Total liabilities and stockholders' equity	$6,689,245	$6,659,693	$29,552	0.4%

Average interest-earning assets to average interest-bearing liabilities	117.24%	118.88%	-1.64%	-1.4%

	For the year ended
	June 30,	June 30,	Variance
Performance Ratio Highlights	2020	2019	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.09%	4.12%	-0.03%
Taxable investment securities	3.04%	3.18%	-0.14%
Tax-exempt investment securities (1)	2.15%	2.11%	0.04%
Other interest-earning assets	3.67%	4.82%	-1.15%
Total interest-earning assets	3.83%	3.91%	-0.08%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.10%	1.02%	0.08%
Savings	0.81%	0.55%	0.26%
Certificates of deposit	2.00%	1.83%	0.17%
Total interest-bearing deposits	1.51%	1.40%	0.11%
Borrowings:
Federal Home Loan Bank Advances	1.99%	2.20%	-0.21%
Other borrowings	0.74%	1.45%	-0.71%
Total borrowings	1.93%	2.17%	-0.24%
Total interest-bearing liabilities	1.61%	1.60%	0.01%

Interest rate spread (2)	2.22%	2.31%	-0.09%
Net interest margin (3)	2.45%	2.56%	-0.11%

Non-interest income to average assets	0.29%	0.20%	0.09%
Non-interest expense to average assets	1.61%	1.64%	-0.03%

Efficiency ratio (4)	63.66%	64.69%	-1.03%

Return on average assets	0.67%	0.63%	0.04%
Return on average equity	4.10%	3.52%	0.58%
Return on average tangible equity (5)	5.10%	4.30%	0.80%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet	At
(Dollars and Shares in Thousands,	June 30,	March 31,	December 31,	September 30,	June 30,
Except Per Share Data, Unaudited)	2020	2020	2019	2019	2019
Assets
Cash and cash equivalents	$180,967	$59,452	$41,796	$129,305	$38,935
Securities available for sale	1,385,703	1,476,344	1,402,206	1,231,691	714,263
Securities held to maturity	32,556	34,618	36,073	37,888	576,652
Loans held-for-sale	20,789	11,245	5,952	10,495	12,267
Loans receivable, including yield adjustments	4,498,397	4,562,512	4,492,697	4,604,738	4,678,928
Less allowance for loan losses	(37,327)	(37,191)	(30,937)	(32,432)	(33,274)
Net loans receivable	4,461,070	4,525,321	4,461,760	4,572,306	4,645,654
Premises and equipment	57,389	58,985	56,542	56,599	56,854
Federal Home Loan Bank stock	58,654	59,324	62,838	63,739	64,190
Accrued interest receivable	17,373	19,036	18,261	19,393	19,360
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	3,995	4,242	4,545	4,852	5,160
Bank owned life insurance	262,380	260,843	259,312	257,735	256,155
Deferred income taxes, net	25,480	27,150	20,438	21,742	25,367
Other real estate owned	178	178	178	-	-
Other assets	40,746	26,200	29,605	24,366	9,077
Total assets	$6,758,175	$6,773,833	$6,610,401	$6,641,006	$6,634,829

Liabilities
Deposits	$4,430,282	$4,253,254	$4,188,822	$4,197,250	$4,147,610
Borrowings	1,173,165	1,384,025	1,275,049	1,281,118	1,321,982
Advance payments by borrowers for taxes	16,569	16,492	16,585	16,102	16,887
Other liabilities	53,982	50,390	35,375	35,747	21,191
Total liabilities	5,673,998	5,704,161	5,515,831	5,530,217	5,507,670

Stockholders' Equity
Common stock	837	837	851	868	891
Paid-in capital	722,871	721,474	737,539	758,385	787,394
Retained earnings	387,911	380,671	377,896	373,004	366,679
Unearned ESOP shares	(28,699)	(29,185)	(29,671)	(30,158)	(30,644)
Accumulated other comprehensive (loss) income, net	1,257	(4,125)	7,955	8,690	2,839
Total stockholders' equity	1,084,177	1,069,672	1,094,570	1,110,789	1,127,159
Total liabilities and stockholders' equity	$6,758,175	$6,773,833	$6,610,401	$6,641,006	$6,634,829

Consolidated capital ratios
Equity to assets	16.04%	15.79%	16.56%	16.73%	16.99%
Tangible equity to tangible assets	13.29%	13.03%	13.75%	13.93%	14.19%

Share data
Outstanding shares	83,663	83,664	85,150	86,786	89,126
Book value per share	$12.96	$12.79	$12.85	$12.80	$12.65
Tangible book value per share (1)	$10.39	$10.21	$10.32	$10.31	$10.22

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands, Unaudited)	2020	2020	2019	2019	2019
Cash and cash equivalents
Cash and due from depository institutions	$20,391	$20,200	$17,843	$16,106	$19,032
Interest-bearing deposits in other banks	160,576	39,252	23,953	113,199	19,903
Total cash and cash equivalents	$180,967	$59,452	$41,796	$129,305	$38,935

Securities available for sale
Debt securities:
U.S. agency securities	$-	$-	$606	$694	$3,678
Municipal and state obligations	54,054	58,151	88,057	91,050	26,951
Asset-backed securities	172,447	169,102	177,676	181,068	179,313
Collateralized loan obligations	193,788	189,565	198,324	198,549	208,611
Corporate bonds	143,639	163,715	192,074	191,241	122,024
Trust preferred securities	2,627	2,852	3,795	3,775	3,756
Debt securities	566,555	583,385	660,532	666,377	544,333

Mortgage-backed securities:
Collateralized mortgage obligations	30,903	34,671	57,839	63,594	21,390
Residential pass-through securities	561,954	607,113	360,900	202,858	44,303
Commercial pass-through securities	226,291	251,175	322,935	298,862	104,237
Mortgage-backed securities	819,148	892,959	741,674	565,314	169,930
Total securities available for sale	$1,385,703	$1,476,344	$1,402,206	$1,231,691	$714,263

Securities held to maturity
Debt securities:
Municipal and state obligations	$32,556	$34,618	$36,073	$37,888	$104,086
Corporate bonds	-	-	-	-	63,086
Debt securities	32,556	34,618	36,073	37,888	167,172

Mortgage-backed securities:
Collateralized mortgage obligations	-	-	-	-	46,381
Residential pass-through securities	-	-	-	-	166,283
Commercial pass-through securities	-	-	-	-	196,816
Mortgage-backed securities	-	-	-	-	409,480
Total securities held to maturity	$32,556	$34,618	$36,073	$37,888	$576,652

Total securities	$1,418,259	$1,510,962	$1,438,279	$1,269,579	$1,290,915

	At
Supplemental Balance Sheet Highlights	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands, Unaudited)	2020	2020	2019	2019	2019
Loan portfolio composition:
Commercial loans:
Multi-family	$2,059,568	$1,879,907	$1,856,591	$1,922,968	$1,946,391
Nonresidential	960,853	1,202,652	1,172,213	1,230,963	1,258,869
Commercial business	138,788	73,922	67,887	66,889	65,763
Construction	20,961	17,880	16,221	14,637	13,907
Total commercial loans	3,180,170	3,174,361	3,112,912	3,235,457	3,284,930
One- to four-family residential mortgage loans	1,273,022	1,338,099	1,331,301	1,319,750	1,344,044
Consumer loans:
Home equity loans and lines of credit	82,920	87,909	89,916	93,304	96,165
Other consumer loans	3,991	4,604	4,908	5,209	5,814
Total consumer loans	86,911	92,513	94,824	98,513	101,979
Total loans, excluding yield adjustments	4,540,103	4,604,973	4,539,037	4,653,720	4,730,953
Unaccreted yield adjustments	(41,706)	(42,461)	(46,340)	(48,982)	(52,025)
Loans receivable, net of yield adjustments	4,498,397	4,562,512	4,492,697	4,604,738	4,678,928
Less allowance for loan losses	(37,327)	(37,191)	(30,937)	(32,432)	(33,274)
Net loans receivable	$4,461,070	$4,525,321	$4,461,760	$4,572,306	$4,645,654

Loan portfolio allocation:
Commercial loans:
Multi-family	45.3%	40.8%	40.9%	41.3%	41.2%
Nonresidential	21.2%	26.1%	25.8%	26.5%	26.6%
Commercial business	3.1%	1.6%	1.5%	1.4%	1.4%
Construction	0.4%	0.4%	0.4%	0.3%	0.3%
Total commercial loans	70.0%	68.9%	68.6%	69.5%	69.5%
One- to four-family residential mortgage loans	28.1%	29.1%	29.3%	28.4%	28.4%
Consumer loans:
Home equity loans and lines of credit	1.8%	1.9%	2.0%	2.0%	2.0%
Other consumer loans	0.1%	0.1%	0.1%	0.1%	0.1%
Total consumer loans	1.9%	2.0%	2.1%	2.1%	2.1%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$5	$12	$19	$15	$22
Nonaccrual loans	36,691	35,384	21,935	21,766	20,248
Total nonperforming loans	36,696	35,396	21,954	21,781	20,270
Other real estate owned	178	178	178	-	-
Total nonperforming assets	$36,874	$35,574	$22,132	$21,781	$20,270

Nonperforming loans (% total loans)	0.82%	0.78%	0.49%	0.47%	0.43%
Nonperforming assets (% total assets)	0.55%	0.53%	0.33%	0.33%	0.31%

Allowance for loan losses (ALLL):
ALLL to total loans	0.82%	0.81%	0.68%	0.70%	0.70%
ALLL to nonperforming loans	101.72%	105.07%	140.92%	148.90%	164.15%
Net charge offs	$38	$16	$30	$60	$495
Average net charge off rate (annualized)	0.00%	0.00%	0.00%	0.01%	0.04%

	At
Supplemental Balance Sheet Highlights	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands, Unaudited)	2020	2020	2019	2019	2019
Funding by type:
Deposits:
Non-interest-bearing deposits	$419,138	$321,824	$312,098	$322,846	$309,063
Interest-bearing demand	1,264,151	1,134,420	1,060,434	931,188	843,432
Savings	906,597	848,950	829,321	800,514	790,658
Certificates of deposit	1,840,396	1,948,060	1,986,969	2,142,702	2,204,457
Interest-bearing deposits	4,011,144	3,931,430	3,876,724	3,874,404	3,838,547
Total deposits	4,430,282	4,253,254	4,188,822	4,197,250	4,147,610

Borrowings:
Federal Home Loan Bank advances	1,167,429	1,177,319	1,253,958	1,273,618	1,283,211
Overnight borrowings	-	200,000	15,000	-	30,000
Depositor sweep accounts	5,736	6,706	6,091	7,500	8,771
Total borrowings	1,173,165	1,384,025	1,275,049	1,281,118	1,321,982

Total funding	$5,603,447	$5,637,279	$5,463,871	$5,478,368	$5,469,592

Loans as a % of deposits	101.2%	106.7%	106.7%	109.2%	112.3%
Deposits as a % of total funding	79.1%	75.4%	76.7%	76.6%	75.8%
Borrowings as a % of total funding	20.9%	24.6%	23.3%	23.4%	24.2%

Funding by source:
Retail funding:
Non-interest-bearing deposits	$419,138	$321,824	$312,098	$322,846	$309,063
Interest-bearing demand	1,264,151	1,134,420	1,060,434	931,188	843,432
Savings	906,597	848,950	829,321	800,514	790,658
Certificates of deposit	1,773,257	1,833,081	1,876,280	1,916,132	1,902,542
Total retail deposits	4,363,143	4,138,275	4,078,133	3,970,680	3,845,695
Depositor sweep accounts	5,736	6,706	6,091	7,500	8,771
Total retail funding	4,368,879	4,144,981	4,084,224	3,978,180	3,854,466

Wholesale funding:
Certificates of deposit (listing service)	$35,760	$33,608	$42,119	$57,534	$66,110
Certificates of deposit (brokered)	31,379	81,371	68,570	169,036	235,805
Total wholesale deposits	67,139	114,979	110,689	226,570	301,915
FHLB advances	1,167,429	1,177,319	1,253,958	1,273,618	1,283,211
Overnight borrowings	-	200,000	15,000	-	30,000
Total wholesale funding	1,234,568	1,492,298	1,379,647	1,500,188	1,615,126

Total funding	$5,603,447	$5,637,279	$5,463,871	$5,478,368	$5,469,592

Retail funding as a % of total funding	78.0%	73.5%	74.7%	72.6%	70.5%
Wholesale funding as a % of total funding	22.0%	26.5%	25.3%	27.4%	29.5%

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	June 30,	March 31,	December 31,	September 30,	June 30,
Except Per Share Data, Unaudited)	2020	2020	2019	2019	2019
Interest income
Loans	$46,192	$46,603	$45,608	$48,600	$47,818
Taxable investment securities	9,769	10,526	9,698	9,328	9,772
Tax-exempt investment securities	487	547	666	693	700
Other interest-earning assets	903	1,100	1,210	1,278	1,158
Total interest income	57,351	58,776	57,182	59,899	59,448

Interest expense
Deposits	12,439	14,768	15,590	16,055	15,131
Borrowings	4,462	6,398	6,985	7,157	7,171
Total interest expense	16,901	21,166	22,575	23,212	22,302
Net interest income	40,450	37,610	34,607	36,687	37,146
Provision for (reversal of) loan losses	174	6,270	(1,465)	(782)	664
Net interest income after provision for (reversal of) loan losses	40,276	31,340	36,072	37,469	36,482

Non-interest income
Fees and service charges	1,696	1,338	2,145	1,468	1,340
Gain (loss) on sale and call of securities	19	2,234	11	(14)	(141)
Gain on sale of loans	1,348	565	668	605	196
(Loss) gain on sale and write down of other real estate owned	-	-	(28)	-	9
Income from bank owned life insurance	1,537	1,532	1,576	1,580	1,586
Electronic banking fees and charges	325	309	293	318	270
Miscellaneous	77	223	(111)	5	128
Total non-interest income	5,002	6,201	4,554	3,962	3,388

Non-interest expense
Salaries and employee benefits	15,527	15,537	15,174	15,777	16,338
Net occupancy expense of premises	2,688	2,685	3,082	2,969	2,744
Equipment and systems	2,948	2,672	3,046	3,089	2,917
Advertising and marketing	751	612	890	535	948
Federal deposit insurance premium	286	-	-	-	438
Directors' compensation	769	771	769	770	770
Merger-related expenses	447	285	219	-	-
Debt extinguishment expenses	-	2,156	-	-	-
Miscellaneous	3,475	3,344	3,247	3,104	4,590
Total non-interest expense	26,891	28,062	26,427	26,244	28,745
Income before income taxes	18,387	9,479	14,199	15,187	11,125
Income taxes	4,698	225	3,547	3,817	2,314
Net income	$13,689	$9,254	$10,652	$11,370	$8,811

Net income per common share (EPS)
Basic	$0.17	$0.11	$0.13	$0.13	$0.10
Diluted	$0.17	$0.11	$0.13	$0.13	$0.10

Dividends declared (1)
Cash dividends declared per common share	$0.08	$0.08	$0.07	$0.06	$0.06
Cash dividends declared	$6,449	$6,479	$5,760	$5,045	$5,204
Dividend payout ratio	47.1%	70.0%	54.1%	44.4%	59.1%

Weighted average number of common shares outstanding
Basic	80,678	81,339	82,831	84,756	87,090
Diluted	80,680	81,358	82,876	84,793	87,132

	For the three months ended
Average Balance Sheet Data	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands, Unaudited)	2020	2020	2019	2019	2019
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,567,229	$4,503,996	$4,547,126	$4,656,192	$4,648,362
Taxable investment securities	1,369,014	1,406,973	1,244,475	1,147,698	1,184,401
Tax-exempt investment securities	89,263	101,771	125,187	129,339	132,110
Other interest-earning assets	141,964	104,241	117,811	125,114	98,374
Total interest-earning assets	6,167,470	6,116,981	6,034,599	6,058,343	6,063,247
Non-interest-earning assets	605,876	598,335	590,746	585,826	572,218
Total assets	$6,773,346	$6,715,316	$6,625,345	$6,644,169	$6,635,465

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,189,044	$1,112,080	$982,163	$883,843	$815,624
Savings	876,580	838,501	813,626	799,181	780,558
Certificates of deposit	1,879,039	2,004,785	2,063,066	2,179,333	2,229,723
Total interest-bearing deposits	3,944,663	3,955,366	3,858,855	3,862,357	3,825,905
Borrowings:
Federal Home Loan Bank advances	1,202,522	1,208,627	1,255,597	1,277,145	1,284,427
Other borrowings	96,770	87,072	34,733	10,012	29,439
Total borrowings	1,299,292	1,295,699	1,290,330	1,287,157	1,313,866
Total interest-bearing liabilities	5,243,955	5,251,065	5,149,185	5,149,514	5,139,771
Non-interest-bearing liabilities:
Non-interest-bearing deposits	380,067	317,530	320,161	320,641	311,648
Other non-interest-bearing liabilities	72,007	55,456	53,479	60,078	39,294
Total non-interest-bearing liabilities	452,074	372,986	373,640	380,719	350,942
Total liabilities	5,696,029	5,624,051	5,522,825	5,530,233	5,490,713
Stockholders' equity	1,077,317	1,091,265	1,102,520	1,113,936	1,144,752
Total liabilities and stockholders' equity	$6,773,346	$6,715,316	$6,625,345	$6,644,169	$6,635,465

Average interest-earning assets to average interest-bearing liabilities	117.61%	116.49%	117.20%	117.65%	117.97%

	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratio Highlights	2020	2020	2019	2019	2019
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.05%	4.14%	4.01%	4.18%	4.11%
Taxable investment securities	2.85%	2.99%	3.12%	3.25%	3.30%
Tax-exempt investment securities (1)	2.18%	2.15%	2.13%	2.14%	2.12%
Other interest-earning assets	2.54%	4.22%	4.11%	4.09%	4.71%
Total interest-earning assets	3.72%	3.84%	3.79%	3.95%	3.92%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.72%	1.17%	1.29%	1.30%	1.19%
Savings	0.81%	0.85%	0.81%	0.77%	0.68%
Certificates of deposit	1.82%	1.94%	2.09%	2.14%	2.04%
Total interest-bearing deposits	1.26%	1.49%	1.62%	1.66%	1.58%
Borrowings:
Federal Home Loan Bank advances	1.47%	2.03%	2.19%	2.24%	2.21%
Other borrowings	0.13%	1.17%	1.36%	0.66%	0.99%
Total borrowings	1.37%	1.98%	2.17%	2.22%	2.18%
Total interest-bearing liabilities	1.29%	1.61%	1.75%	1.80%	1.74%

Interest rate spread (2)	2.43%	2.23%	2.04%	2.15%	2.18%
Net interest margin (3)	2.62%	2.46%	2.29%	2.42%	2.45%

Non-interest income to average assets (annualized)	0.30%	0.37%	0.27%	0.24%	0.20%
Non-interest expense to average assets (annualized)	1.59%	1.67%	1.60%	1.58%	1.73%

Efficiency ratio (4)	59.16%	64.05%	67.48%	64.56%	70.91%

Return on average assets (annualized)	0.81%	0.55%	0.64%	0.68%	0.53%
Return on average equity (annualized)	5.08%	3.39%	3.86%	4.08%	3.08%
Return on average tangible equity (annualized) (5)	6.35%	4.23%	4.80%	5.06%	3.80%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	June 30,	March 31,	December 31,	September 30,	June 30,
Except Per Share Data, Unaudited)	2020	2020	2019	2019	2019
Adjusted net income:
Net income (GAAP)	$13,689	$9,254	$10,652	$11,370	$8,811
Non-routine transactions - net of tax:
Merger-related expenses	426	269	183	-	-
Branch consolidation expenses	-	-	274	475	1,216
Net effect of wholesale restructuring transaction	-	(55)	-	-	-
Reversal of income tax valuation allowance	-	(591)	-	-	-
Tax benefit arising from adoption of the CARES Act provisions	-	(1,624)	-	-	-
Net income (non-GAAP)	$14,115	$7,253	$11,109	$11,845	$10,027

Calculation of pre-tax, pre-provision income:
Net income (GAAP)	$13,689	$9,254	$10,652	$11,370	$8,811
Adjustments to net income (GAAP):
Provision for income taxes	4,698	225	3,547	3,817	2,314
Provision for (reversal of) loan losses	174	6,270	(1,465)	(782)	664
Pre-tax, pre-provision income (non-GAAP)	$18,561	$15,749	$12,734	$14,405	$11,789

Adjusted earnings per share:
Weighted average common shares - basic	80,678	81,339	82,831	84,756	87,090
Weighted average common shares - diluted	80,680	81,358	82,876	84,793	87,132

Earnings per share - basic (GAAP)	$0.17	$0.11	$0.13	$0.13	$0.10
Earnings per share - diluted (GAAP)	$0.17	$0.11	$0.13	$0.13	$0.10

Adjusted earnings per share - basic (non-GAAP)	$0.17	$0.09	$0.13	$0.14	$0.11
Adjusted earnings per share - diluted (non-GAAP)	$0.17	$0.09	$0.13	$0.14	$0.11

Adjusted return on average assets:
Total average assets	$6,773,346	$6,715,316	$6,625,345	$6,644,169	$6,635,465

Return on average assets (GAAP)	0.81%	0.55%	0.64%	0.68%	0.53%
Adjusted return on average assets (non-GAAP)	0.83%	0.43%	0.67%	0.71%	0.60%

Adjusted return on average equity:
Total average equity	$1,077,317	$1,091,265	$1,102,520	$1,113,936	$1,144,752

Return on average equity (GAAP)	5.08%	3.39%	3.86%	4.08%	3.08%
Adjusted return on average equity (non-GAAP)	5.24%	2.66%	4.03%	4.25%	3.50%

Adjusted return on average tangible equity:
Total average equity	$1,077,317	$1,091,265	$1,102,520	$1,113,936	$1,144,752
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(4,124)	(4,408)	(4,711)	(5,006)	(5,313)
	$862,298	$875,962	$886,914	$898,035	$928,544

Return on average tangible equity (non-GAAP)	6.35%	4.23%	4.80%	5.06%	3.80%
Adjusted return on average tangible equity (non-GAAP)	6.55%	3.31%	5.01%	5.28%	4.32%

Reconciliation of GAAP to Non-GAAP	For the year ended
(Dollars in Thousands,	June 30,	June 30,
Except Per Share Data, Unaudited)	2020	2019
Adjusted net income:
Net income (GAAP)	$44,965	$42,142
Non-routine transactions - net of tax:		-
Merger-related expenses	878	-
Branch consolidation expenses	749	1,216
Net effect of wholesale restructuring transaction	(55)	-
Reversal of income tax valuation allowance	(591)	-
Tax benefit arising from adoption of the CARES Act provisions	(1,624)	-
Net income (non-GAAP)	$44,322	$43,358

Calculation of pre-tax, pre-provision income:
Net income (GAAP)	$44,965	$42,142
Adjustments to net income (GAAP):
Provision for income taxes	12,287	13,927
Provision for (reversal of) loan losses	4,197	3,556
Pre-tax, pre-provision income	$61,449	$59,625

Adjusted earnings per share:
Weighted average common shares - basic	82,409	91,054
Weighted average common shares - diluted	82,430	91,100

Earnings per share - basic (GAAP)	$0.55	$0.46
Earnings per share - diluted (GAAP)	$0.55	$0.46

Adjusted earnings per share - basic (non-GAAP)	$0.54	$0.47
Adjusted earnings per share - diluted (non-GAAP)	$0.54	$0.47

Adjusted return on average assets:
Total average assets	$6,689,245	$6,659,693

Return on average assets (GAAP)	0.67%	0.63%
Adjusted return on average assets (non-GAAP)	0.66%	0.65%

Adjusted return on average equity:
Total average equity	$1,096,325	$1,196,622

Return on average equity (GAAP)	4.10%	3.52%
Adjusted return on average equity (non-GAAP)	4.04%	3.62%

Adjusted return on average tangible equity:
Total average equity	$1,096,325	$1,196,622
Less: average goodwill	(210,895)	(210,895)
Less: average other intangible assets	(4,564)	(5,758)
	$880,866	$979,969

Return on average tangible equity (non-GAAP)	5.10%	4.30%
Adjusted return on average tangible equity (non-GAAP)	5.03%	4.42%